United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,372,940
Unrealized Gain (Loss) on Market Value of Futures	1,238,750
Dividend Income	431
Interest Income	598
ETF Transaction Fees	2,100
Total Income (Loss)	$2,614,819

Expenses
General Partner Management Fees	$24,940
Brokerage Commissions	1,336
NYMEX License Fee	499
Non-interested Directors' Fees and Expenses	404
Prepaid Insurance Expense	322
Other Expenses	10,260
Total Expenses	37,761
Expense Waiver	(5,289)
Net Expenses	$32,472
Net Income (Loss)	$2,582,347

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/13	$43,382,110
Withdrawals (350,000 Units)	(6,866,188)
Net Income (Loss)	2,582,347

Net Asset Value End of Month	$39,098,269
Net Asset Value Per Unit (1,900,000 Units)	$20.58

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612